UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2015

LION BIOTECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA

(State of Incorporation)

000-53127	75-3254381
(Commission File Number)	(I.R.S. Employer Identification No.)

21900 Burbank Boulevard
Third Floor
Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

(818) 992-3126

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02	Results of Operation and Financial Condition

Lion Biotechnologies (“we,” “us,” “our” or the “company”) is currently in the process of finalizing its financial results for the fiscal quarter ended March 31, 2015. While complete financial information is not available, based on information currently available, we estimate that as of March 31, 2015, we had approximately $111.3 million of cash and cash equivalents. These preliminary estimates have been prepared by, and are the responsibility of, our management. Our actual cash and cash equivalents as of March 31, 2015 may differ from these estimates due to the completion of our closing procedures with respect to the fiscal quarter ended March 31, 2015, final adjustments and other developments that may arise between now and the time the financial results are finalized.

Item 8.01	Other Events

In March 2015, we announced that researchers from Moffitt Cancer Center reported positive results from a pilot trial of tumor infiltrating lymphocytes (“TIL”) and ipilimumab in patients with metastatic melanoma. The Phase 1 trial was conducted at the Moffitt Cancer Center in patients with metastatic melanoma, with the objective of determining the safety and feasibility of combining TIL therapy with the CTLA-4 checkpoint inhibitor, ipilimumab. The pilot trial was partially sponsored by us. Twelve patients were treated with ipilimumab one week prior to tumor harvest for TIL expansion, a second time while their TIL were being expanded, and two more times following TIL transfer. Of the 12 patients enrolled in the trial, 11 went on to receive their autologous TIL, with five out of the 11 TIL-treated patients (46%) responding to treatment (one complete response and four partial responses), consistent with response rates from previous TIL studies in metastatic melanoma. Of the 12 enrolled patients, only one (8%) was ineligible for TIL transfer, indicating relatively high patient adherence to trial protocol.

This Current Report on Form 8-K contains forward-looking statements, including statements regarding expected financial results as of March 31, 2014. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from the Company’s historical experience and its present expectations or projections. These risks and uncertainties include, but are not limited to, risks related to changes in estimated financial amounts based on the completion of financial closing procedures and the audit of the financial statements and market risks and uncertainties, as well as those described in “Item 1A. Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K and those described from time to time in other reports which the Company files with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LION BIOTECHNOLOGIES, INC.

Date: May 1, 2015	By:	/s/MICHAEL HANDELMAN
Michael Handelman, Chief Financial Officer